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                                                                       EXHIBIT 5
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
                                                      BASS, BERRY & SIMS PLC
                                             A PROFESSIONAL LIMITED LIABILITY COMPANY
                                                         ATTORNEYS AT LAW

           KNOXVILLE OFFICE                                                                           DOWNTOWN OFFICE:
   900 SOUTH GAY STREET, SUITE 1700                          REPLY TO:                                 AMSOUTH CENTER
          KNOXVILLE, TN 37902                             AMSOUTH CENTER                            315 DEADERICK STREET
            (865) 521-6200                       315 DEADERICK STREET, SUITE 2700                        SUITE 2700
                                                     NASHVILLE, TN 37238-0002                     NASHVILLE, TN 37238-3001
            MEMPHIS OFFICE                                (615) 742-6200                               (615) 742-6200
      THE TOWER AT PEABODY PLACE
     100 PEABODY PLACE, SUITE 950                        WWW.BASSBERRY.COM                           MUSIC ROW OFFICE:
        MEMPHIS, TN 38103-2625                                                                      29 MUSIC SQUARE EAST
            (901) 543-5900                                                                        NASHVILLE, TN 37203-4322
                                                                                                       (615) 255-6161
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                                 April 12, 2002

Bright Horizons Family Solutions, Inc.
200 Talcott Avenue South
Watertown, Massachusetts  02472

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") relating to the Bright Horizons Family Solutions, Inc. Amended and Restated 1998 Stock Incentive Plan (the "Plan") filed by you with the Securities and Exchange Commission covering an aggregate of 750,000 shares (the "Shares") of common stock, $.01 par value, issuable pursuant to the Plan.

         In so acting we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,



                                               /s/ Bass, Berry & Sims PLC